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CUSIP NO. 971892104                                           PAGE 8 OF 8 PAGES
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                             SCHEDULE 13D/A

                              Exhibit No. 1
                              -------------

                         JOINT FILING AGREEMENT
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         Each of the undersigned hereby agrees that the Schedule 13D/A, to which this Agreement is attached as Exhibit 1, and all amendments thereto may be filed on behalf of each such persons.







Dated: May 5, 2004                    /s/ Clarence B. Coleman
                                      -----------------------------------
                                      Clarence B. Coleman




Dated: May 5, 2004                     /s/ Clarence B. Coleman
                                       ------------------------------------
                                       Clarence B. Coleman, Attorney-in-Fact and
                                       Agent of Joan F. Coleman